Exhibit 99.1

BioSig lands Commercial Sales to Leading Hospital System

●	World class healthcare institution adopts PURE EP™ across multiple States
●	Medical centers resuming elective procedures helps drive sales acceleration

Westport, CT, April 6, 2021 /GLOBE NEWSWIRE/ — BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing an innovative signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that a top rated leading hospital system purchased PURE EP™ systems for multiple campuses in their national network.

“We are pleased to expand our commercial installations across this most important healthcare system in multiple states.” commented Kenneth L. Londoner, Chairman, and CEO of BioSig Technologies, Inc. “We expect to see further commercial sales in coming weeks and months”

More than 680 patient cases have been conducted with the PURE EP™ System to date across eight clinical sites. The PURE EP™ System is being used in all types of arrhythmia cases, including atrial fibrillation, ventricular tachycardia, and atrial flutter. The Company continues to accumulate significant amounts of data to be utilized in the development of its AI platform.

The Company previously announced that it completed its first commercial sale of PURE EP™ Systems to St. David’s HealthCare of Austin, Texas, an HCA Healthcare-owned hospital. “We are excited to see leading electrophysiologists and institutions commercially adopt the PURE EP ™ system which we believe demonstrates acceptance of the unique benefits of our system platform, software and data”, added Londoner.

About BioSig Technologies
BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP (tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Follow BioSig Technologies, Inc. on Twitter at @Biosig_tech

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x119